Exhibit (h)(xii)

AMENDMENT NO. 1

FUND OF FUNDS INVESTMENT AGREEMENT

THIS AMENDMENT NO. 1 (“Amendment”) TO FUND OF FUNDS INVESTMENT AGREEMENT and the Schedules and Exhibit thereto (collectively, (the “Agreement”) is made as of the 23rd day of January, 2024, by and among Fidelity Rutland Square Trust II (the “Fidelity Trust”), on behalf of itself and its current and future series identified on Schedule A of the Agreement, severally and not jointly (each, an “Acquiring Fund”), and each trust identified on Schedule B of the Agreement (an “Existing Underlying Trust”, on behalf of itself and its respective series identified therein, severally and not jointly (each, an “Acquired Fund” and together with the Acquiring Funds, the “Funds”), and shall become effective on February 1, 2024 (the “Effective Date”)

WHEREAS, the Fidelity Trust and each Existing Underlying Trust entered into that certain Fund of Funds Investment Agreement dated as of December 21, 2021;

WHEREAS, the Existing Underlying Trust changed its name to Perpetual Americas Funds Trust on February 1, 2024;

WHEREAS, Section 7.4 of the Agreement provides that the Agreement may be amended by a writing that is signed by each affected party; and

WHEREAS, the parties hereby desire to amend the Agreement to reflect the name change of the Existing Underlying Trust.

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Amendment hereby agree to the following:

I. AMENDMENT

(a) Amended Schedule B. The current Schedule B to the Agreement is hereby deleted in its entirety, and the new Schedule B attached hereto is substituted in lieu thereof and shall hereafter constitute Schedule B to the Agreement.

II. MISCELLANEOUS

(a) No Further Amendment. Except as expressly amended hereby, the Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Agreement. Schedule A is attached hereto for ease of reference but is not being amended hereby.

(b) Representations and Warranties. All representations and warranties contained in the Agreement are true and correct in all respects as of the date hereof.

(c) Effect of Amendment. This Amendment shall form a part of the Agreement for all purposes and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to the Agreement shall be deemed a reference to the Agreement as amended hereby. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto.

(d) Governing Law. This Amendment shall be governed by and construed in accordance with the laws governing the Agreement.

(e) Separability Clause. If any provision of this Amendment is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof and the provisions of the Agreement will be considered severable and will not be affected thereby, and every remaining provision hereof and provision of the Agreement will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.

(f) Counterparts. This Amendment may be executed in two or more counterparts, including electronically scanned copies thereof sent by electronic mail, each of which is deemed an original but all of which together constitute one and the same instrument.

(g) Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

FIDELITY RUTLAND SQUARE TRUST II, ON BEHALF OF ITSELF AND ITS ACQUIRING FUNDS LISTED ON SCHEDULE A HERETO, SEVERALLY AND NOT JOINTLY

/s/ Heather Bonner
Name:	Heather Bonner
Title:	President & Treasurer

PERPETUAL AMERICAS FUNDS TRUST, ON BEHALF OF ITSELF AND ITS APPLICABLE SERIES LISTED ON SCHEDULE B, Severally and Not Jointly

By:	/s/ David Lebisky
Name:	David Lebisky
Title:	Chief Compliance Officer

Agreed and accepted as to Sections V and 9.3 of the Agreement only:

JOHCM (USA) Inc

/s/ Jonathan Weitz
Name: Jonathan Weitz
Title: Chief Operating Officer

[Signature Page to Amendment No. 1 to Fund of Funds Investment Agreement]

SCHEDULE A

Fidelity Trust and Acquiring Funds

Fidelity Trust	Acquiring Funds
Fidelity Rutland Square Trust II (“RS II”)	All current and future series of RS II

SCHEDULE B

Underlying Trust and Acquired Funds

Underlying Trust	Acquired Funds
Perpetual Americas Funds Trust

All current and future series of Perpetual Americas Funds Trust, unless specifically excepted.

As of the Effective Date, the current series of the Perpetual Americas Funds Trust are:

JOHCM Emerging Markets Discovery Fund

JOHCM Emerging Markets Opportunities Fund

JOHCM Global Select Fund

JOHCM International Opportunities Fund

JOHCM International Select Fund

Regnan Global Equity Impact Solutions

Regnan Sustainable Water and Waste Fund

Trillium ESG Global Equity Fund

Trillium ESG Small/Mid Cap Fund

TSW Emerging Markets Fund

TSW High Yield Bond Fund

TSW Large Cap Value Fund